Exhibit 99.1

Muscle Maker Inc. Reports Top Line Revenue Over $45.7 Million for June 2023

Sadot Crosses $500 Million Total Revenue Milestone

Fort Worth, Texas, July 24, 2023 (ACCESSWIRE) — Muscle Maker Inc. (MMI), the “Company” (Nasdaq: GRIL), today announced that Sadot LLC, a wholly-owned subsidiary, crossed the $500 million total revenue since inception milestone by achieving top line revenue of over $45.7 million for the month of June 2023. The announcement marks the eighth consecutive month in which top line revenue has exceeded $45 million and shows continued success of Sadot LLC with total revenue since inception in November 2022 of over $515 million.

“I am thrilled to announce another remarkable milestone. Achieving top line revenue of over $45.7 million for the month of June 2023 showcases our consistent growth and continued success of Sadot LLC,” stated Michael Roper, CEO of MMI. “And now Sadot has crossed the $500 million revenue since inception milestone. With our recently announced amendment to the service agreement with AGGIA, which reduces the quarterly non-cash stock-based compensation expense by 50%, our monthly revenues are expected to have a more favorable impact on our financial reporting with the intended result of improving the bottom-line results for our company.”

As reflected in the Company’s recent announcements, these results highlight Sadot’s continued efforts to deepen its presence in the global agri-food supply chain. Recently, the Company announced the expansion into new trade routes throughout North, Central and South America along with the purchase and initiation of farming operations in Zambia, keeping the Company on track to reach its goals of becoming a significant global presence in the sector.

Roper continued, “With the addition of Sadot, MMI has made a significant strategic pivot. In a short period of time, Sadot has produced significant revenues while generating noteworthy net income. The Company has expanded into multiple verticals in the global food supply chain including farming and warehousing, origination and trading, and food services. Recently, we were added to the Russell Microcap® Index which recognizes the Company’s new strategic direction and recent performance. I look forward to sharing future announcements as our journey to become a global agri-food supply chain company and a significant participant in the effort to provide food security to global communities evolves.”

The preliminary, unaudited financial results included in this press release are based on information available as of June 30, 2023, and management’s initial review of operations and financial results as of such date. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company’s annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

About Muscle Maker, Inc.

MMI is an emerging player in the global food supply chain sector. MMI and its agri-foods subsidiary, Sadot LLC, connect producers and consumers across the globe, delivering agri-commodities from producing geographies such as the Americas, Africa, and the Black Sea to consumer markets in Southeast Asia, China, and the Middle East/North Africa (MENA) region.

MMI and Sadot currently operate within three verticals of the global food supply chain including 1) farming and warehousing, 2) global agri-commodity sourcing and trading operations for food/feed products such as soybean meal, wheat, and corn and 3) food service operations with more than 50 restaurants across the U.S

MMI and Sadot continue to grow in size, diversity of operations, as well as in human and financial capital, but the principles that guided the Company remain the same - sourcing and providing healthier foods. The Company is headquartered in Ft. Worth, Texas with offices and operations in the U.S., Dubai, Israel, Singapore, Ukraine, and Zambia. For more information, please visit www.musclemakerinc.com.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations:

Frank Pogubila

SVP

Integrous Communications

W - 951.946.5288

E - IR@musclemakergrill.com